UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2024

AFFINITY BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-39914	82-1147778
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3175 Highway 278, Covington, Georgia	30014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 786-7088

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AFBI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02    Termination of a Material Definitive Agreement

As previously disclosed, on May 30, 2024, Affinity Bancshares, Inc. (“Affinity”), the parent of Affinity Bank, National Association (“Affinity Bank”) and Atlanta Postal Credit Union (“APCU”), entered into a definitive purchase and assumption agreement (the “Purchase Agreement”) pursuant to which APCU would acquire substantially all of the assets and assume substantially all of the liabilities (including deposit liabilities) of Affinity Bank.

On December 30, 2024, Affinity, Affinity Bank and APCU entered into a Mutual Termination of Purchase and Assumption Agreement and Mutual Release (the “Termination Agreement”) pursuant to which, among other things, Affinity, Affinity Bank and APCU mutually agreed to terminate the Purchase Agreement and the transactions contemplated thereby. Each party will bear its own costs and expenses in connection with the terminated transaction, and neither party will pay a termination fee in connection with the termination of the Purchase Agreement. The Termination Agreement also mutually releases the parties from any claims of liability to one another relating to the Purchase Agreement and the terminated transaction.

The boards of directors of each of the parties agreed to the termination following discussions APCU had with the applicable regulatory agencies.  Following these discussions, APCU informed Affinity and Affinity Bank that APCU would withdraw its application with the Georgia Department of Banking and Finance with respect to the transactions contemplated by the Purchase Agreement.

The foregoing descriptions of the Purchase Agreement and the Termination Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of (i) the Purchase Agreement, which was previously filed as Exhibit 2.1 to Affinity’s Current Report on Form 8-K filed on June 4, 2024, and (ii) the Termination Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 7.01    Regulation FD Disclosure

On December 30, 2024, Affinity, Affinity Bank and APCU issued a joint press release announcing the termination of the Purchase Agreement. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is hereby incorporated by reference.

The information in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth in such filing.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description
10.1
Mutual Termination of Purchase and Assumption Agreement and Mutual Release, dated as of December 30, 2024, by and among Atlanta Postal Credit Union, Affinity Bancshares, Inc. and Affinity Bank, National Association

99.1	Joint Press Release, dated December 30, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Notes on Forward-Looking Statements

This communication may contain “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may include: implications arising from the termination of the proposed merger; any statements of the plans and objectives of management for future operations, products or services; any statements of expectation or belief; any projections or plans related to certain financial or operational metrics; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “seek,” “plan,” “will,” “would,” “could,” “may,” “target,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions or negatives of these words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and are beyond our control. Forward-looking statements speak only as of the date they are made. Readers should not place undue reliance on such forward-looking statements, which speak only as of the date made. Affinity, Affinity Bank and APCU undertake no obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events or circumstances.  For any forward-looking statements made in this communication or in any documents, Affinity, Affinity Bank and APCU claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFINITY BANCSHARES, INC.

DATE: December 30, 2024	By:	/s/ Brandi Pajot
Brandi Pajot
Senior Vice President and Chief Financial Officer